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                            ORDINANCE NO.  96-0-732
                                           --------
                           AN ORDINANCE AMENDING AND
                        RENEWING THE VILLAGE 0F KILDEER
                    COMMUNITY ANTENNA TELEVISION ORDINANCE



          WHEREAS, the Board of Trustees of the Village of Kildeer, Illinois (the "Village"), granted a franchise to construct, own, operate and maintain a cable television system within the Village of Kildeer (the "System") pursuant to Ordinance No. 81-0-324, dated August 6, 1981, (the "Franchise") to Centel Cable Television Company of Illinois; and

          WHEREAS, the Board of Trustees of the Village, approved a transfer of the Franchise to Jones Intercable, Inc., a Colorado corporation ("Jones" or "Operator") or any affiliate of Jones, including any limited partnership or partnerships of which Jones or any affiliate of Jones is a general partner, or any joint venture or general partnership or partnerships of which Jones, any affiliate of Jones, or any such limited partnership or partnerships is a constituent partner, pursuant to Resolution No. 89-R-18, adopted by the Board of Trustees of the Village on July 6, 1989; and

          WHEREAS, the Franchise was scheduled to expire on August 6, 1996; and

          WHEREAS, on July 1, 1996, the Board of Trustees of the Village extended the term of Jones' Franchise to November 4, 1996; and

          WHEREAS, it is the desire of Jones and the Village to renew the current terms and conditions of the Franchise subject to the following modifications.

1. Section 1.04 is amended to add the word "Cable" before the word "services" in the second sentence of this Section.


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2.  Section 6.01 is amended to add a subsection (a) to the first line of this
Section, and to replace the last sixteen lines of Section 6.01 with the following language:

    "(b) The Operator shall establish and maintain in close proximity to the Village limits of Kildeer a studio for local programming, consisting of at least one view finder color video camera, switcher fader controls, audio system, lighting system, and one video tape recorder. In addition, the Operator has purchased and added new equipment to this studio as listed on Attachment A to this Agreement. All equipment is remotely controlled from a master control unit. These facilities shall be available on a time sharing basis to the Village, its agencies, public service organizations, and schools districts lying wholly or partly within the Village. Operator shall maintain all equipment in proper working order at all times.

    (c) Nothing in this Ordinance shall be construed to prohibit the enforcement of any federal, state or local law or regulation concerning customer service or consumer protection that imposes customer service standards or consumer protection requirements that exceed the customer service standards set out in this Ordinance or that address matters not addressed in this chapter.

    (d) The Operator shall maintain a local or toll-free telephone access line which is available to its subscribers and shall have knowledgeable, qualified representatives available to respond to customer telephone inquiries twenty-four
(24) hours per day, seven (7)  days per week.

    (e) Under normal operating conditions, telephone answer time, including wait time and the time required to transfer the call, shall not exceed thirty
(30) seconds. This standard shall be met no less than ninety percent (90%) of the time as measured on a quarterly basis.

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    (f)  Under normal operating conditions, the customer will receive a busy signal less than three percent (3%) of the total time that the office is open for business.

    (g) Bill payment locations will be open for walk-in customer transactions during normal business hours. Normal business hours shall mean those hours of operation in existence as of the effective date of this Franchise.

    (h) Under normal operating conditions, each of the following standards will be met no less than ninety-five percent (95%) of the time as measured on an annual basis.

         (1) Standard installations will be performed within seven (7) business days after an order has been placed. A standard installation is one that is within one two hundred and ten (210) feet of the existing system.

         (2) Excluding those situations that are beyond its control, the Operator will respond to any service interruption promptly and in no event later than twenty-four (24) hours from the time of initial notification. All other regular service requests will be responded to within thirty-six (36) hours during the normal work week for that system. The appointment window alternatives for installations, service calls and other installation activities will be: "morning" or "afternoon"; not to exceed a four-hour "window" during normal business hours for the system, or at a time that is mutually acceptable. The Operator shall schedule supplemental hours during which appointments can be scheduled based on the needs of the community. If at any time an installer or technician is running late, an

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             attempt to contact the customer will be made and the appointment rescheduled as necessary at a time that is convenient to the customer".

        (3) In the case of a complete loss of picture or sound on all, channels, that remains uncorrected for longer than twenty-four hours after reported to the Operator by the customer, then upon request by the customer, the Operator shall give a rebate to any affected customer equal to a pro rata share of the customer's monthly bill for each day or fraction thereof in excess of the repair time limit during which the malfunction goes uncorrected."

3.  Section 7 of Ordinance No. 81-0-324 is hereby deleted in its entirety.

4. Section 8.01 of Ordinance No. 81-0-324 is hereby deleted in its entirety and replaced as follows:

    "The CATV System shall have a single trunk (54) channel capacity; and shall be capable of receiving and transmitted all VHF, UHF and FM signals and carry all available local television stations as required by the FCC; and shall carry at least one channel for the following purposes:

    (a)  Municipal Access

    (b)  Educational Access

    (c)  Public Access

    In Addition, as of the effective date of this Agreement, Operator has added two new video programming products to the CATV system.

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5.  Sections 8.12 and 8.13 of Ordinance No. 81-0-324 are deleted in their entirety, and the subsequent sections of the Ordinance are renumbered accordingly..

6. Section 9.01 of Ordinance No. 81-0-324 is deleted and replaced with the following language:

          "The Operator shall pay to the Village for the privilege of operating a CATV system under this franchise an amount equal to five percent (5%) of the Operator's gross revenues."

7. Section 15 of Ordinance No. 81-0-324, entitled Term of Franchise, is hereby deleted and replaced as follows:

          "The term of this Franchise shall remain in effect for a period of four (4) years beginning August 7, 1996, and expiring August 7, 2000. If on or before August 7, 2000, the CATV Operator makes available eighty-five (85) video programming channels, or such other number of channels on a comparable basis as is provided to the Subscribers of Lake Zurich, the term of this franchise shall be automatically extended, without further Village action, to August 7, 2008".

8.  A new Section 23 is added to the Ordinance to read as follows:

    "Section 23: Evaluation of Grantee's Performance
    -----------

          Section 23.1: Schedule for Evaluation
          -------------------------------------

     The Franchising Authority shall evaluate the performance of the Grantee for purposes of determining compliance with this Ordinance and to provide for consideration of technological changes in the state of the art of cable television. The Village and the

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     Grantee shall hold performance evaluation sessions within ninety (90) days of the second, third, fifth, seventh, and ninth anniversary dates of the Grantee's award of the Franchise (in accordance with the term of the Franchise Agreement).

         Section 23.2: Information Required of Grantee for Evaluation
         ------------------------------------------------------------

     Upon request by the Village during the evaluation of Grantee's performance, Grantee shall cooperate fully with the Village and provide such documents, records, schedules, logs, reports, memoranda, ledgers, and other pertinent information which the Village may request in order that a reasonable review of the Cable System can be performed. The Village may inquire in particular whether the Grantee is supplying at a level and variety of services equivalent to those being generally offered at the time in the industry in comparable market situations.

         Section 23.3: Topics for Discussion During the Evaluation Process
         -----------------------------------------------------------------

     Topics which may be discussed during the evaluation process or at evaluation sessions shall include, but not be limited to the following: service rate structures, Franchise Fees, penalties, applications of new technologies, repair and maintenance services, billing procedures, service provided by Customer Service Representatives, system performance, programming offered, programming desired by Subscribers, Subscriber complaints, rights of privacy, above and below ground extension of cables and equipment, modifications to the Franchise, rulings of the Federal Communications Commission, Federal and State Courts of Law, and Grantee or Village ordinances and other topics of concern in a mutually beneficial business relationship. Franchising

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     Authority shall provide Grantee with a listing of topics for discussion fourteen (14) calendar days prior to the date of a scheduled evaluation session.

        Section 23.4: Public Notice
        ---------------------------

     Evaluation meetings shall be open to the public. The Village shall be responsible for notifying the Grantee, in writing, at least sixty (60) days in advance, of each of the specified performance evaluation sessions. Grantee shall provide notification of the sessions on the local origination Channel on the system no less than two times between the hours of ten o'clock (10:00) a.m. and ten o'clock (10:00) p.m. for two (2) weeks prior to the week preceding the scheduled evaluation meeting or session."

9. This Amendatory Ordinance shall be in full force and effect from and after its passage, approval, publication as provided by law and acceptance by Jones, and in the event of any conflict between this amendatory ordinance and any previous ordinance the provisions of this ordinance shall govern.

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

     PASSED THIS       7th     day of October  , 1996
                       ---            -------
     APPROVED THIS     7th     day of October  , 1996
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     /s/ [SIGNATURE APPEARS HERE]
        -------------------------
         VILLAGE PRESIDENT




ATTESTED AND FILED this,

17th day of October,  1996
--          -------

/s/ [SIGNATURE APPEARS HERE]
    ------------------------
Village Clerk

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                                 ATTACHMENT A

                            EQUIPMENT ADDED TO THE
                           LOCAL ORIGINATION STUDIO



Quantity                      Item
--------                      ----
1                       Sony DXL- 327AL Production Application Camera
1                       Sony CA-327 General Camera Accessories
2                       Sony CCU-M5 Camera Control Units
2                       Sony CCQ-25AM Camera Cables
2                       Sony YH13x7.5BKRS 13x1 lenses
2                       Sony DXF-50B 5" Viewfinders
2                       Canon MS 15M Studio Conversion kits
1                       Panasonic AG456-U Proline SVHS Camcorder

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